UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2008
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DIVERSIFIED RESTAURANT HOLDINGS, INC.
(Name of small business in its charter)

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Nevada	333-145316	20-5621294
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
21751 W. Eleven Mile Road Suite 208 Southfield, MI 48076
(Address of principal executive offices)

Registrant's telephone number:  (248) 223-9160

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Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act

[   ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01  Entry into a Material Definitive Agreement.

On Tuesday, July 1, 2008, AMC Port Huron, Inc., a wholly owned subsidiary of Diversified Restaurant Holdings, Inc., executed a Buffalo Wild Wings Franchise Agreement for the purposes of operating a Buffalo Wild Wings restaurant to be located in Fort Gratiot, Michigan.  The Franchise Agreement was guaranteed by Diversified Restaurant Holdings, Inc.

The Franchisor is:

Buffalo Wild Wings International, Inc.

5500 Wayzata Blvd., Suite 1600

Minneapolis, MN  55416

The term of this agreement is for twenty (20) years plus two ten (10) year optional renewal terms.

The franchise fees associated with this agreement consist of an initial franchise fee of $10,000 payable at execution of the agreement, plus ongoing royalties of 5% of gross sales payable weekly and an advertising fee of 3% of gross sales also payable weekly.

This will be the tenth restaurant to open in a 23 restaurant area development agreement between Diversified Restaurant Holdings, Inc. and Buffalo Wild Wings International, Inc.

Item 2.03.  Creation of a Direct Financial Obligation or An Obligation Under an Off Balance Sheet

       Arrangement of a Registrant.

The information required by this item 2.03 is set forth in item 1.01 above, which is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d)

The following exhibits are included with this Report.

Exhibit 10

Buffalo Wild Wings Franchise Agreement dated July 1, 2008 by and between Buffalo Wild Wings International, Inc. and AMC Port Huron, Inc.

SIGNATURES

In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DIVERSIFIED RESTAURANT HOLDINGS, INC.
Dated: July 7, 2008	By:	/s/ T. Michael Ansley
	Name:	T. Michael Ansley
	Title:	President

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